Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Independent Bank Group, Inc. of our report, dated March 27, 2013, relating to our audit of the consolidated financial statements of BOH Holdings, Inc., appearing in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption, “Experts” in such Prospectus.

/s/ Harper & Pearson Company, P.C.

Houston, Texas

January 15, 2014